EXHIBIT 11.1


                                 MICROAGE, INC.
                         PRIMARY EPS DETAIL CALCULATION



                                                           26 weeks ended
                                                     ---------------------------
                                                       April 30,        May 1,
                                                          1995           1994
                                                     -----------     -----------
Common stock
- ------------------------------
Weighted average common shares .................      14,072,853      11,925,853

Common stock equivalents
- -------------------------------------
Weighted average warrants and options ..........         196,046         745,991
                                                     -----------     -----------

Total weighted average common and
   common equivalent shares outstanding ........      14,268,899      12,671,844
                                                     ===========     ===========
Net income available for EPS ...................     $ 5,303,000     $ 9,686,000

Primary EPS ....................................     $      0.37     $      0.76